FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A       Exhibit 20
                Monthly Statement to Certificateholders
                      Servicer:  Fifth Third Bank
                Trustee:  Harris Trust and Savings Bank
                    Servicer:  Fifth Third Bank
                         Collection Period:  01-May-96   31-May-96
                         Distribution Date:  17-June-96

                                                               Per $1,000 of
    Statement for Class A and Class B                             Original
    Certificateholders Pursuant to Section 4.7            Class A / Class B
    of the Pooling and Servicing Agreement                Certificate Amount
                                                         ------------------

    (i)   Principal Distribution
           Class A Certificate Amount          $14,008,041.05  $35.91747221
           Class B Certificate Amount             $660,064.76  $35.91602786

    (ii)  Interest Distribution
           Class A Certificate Amount           $1,866,722.73   $4.78639101
           Class B Certificate Amount              $90,092.75   $4.90220644

    (iii) Servicing Fee                           $315,272.15   $0.77199867

    (iv)  Class A Certificate Balance
           (after principal distributions) $347,293,133.06 Class A Pool Factor (after
           principal distributions)                 0.8904808
          Class B Certificate Balance
           (after principal distributions) $16,365,336.89 Class B Pool Factor (after
           principal distributions)                 0.8904852

    (v)   Total Pool Balance (end of
           Collection Period)                 $363,658,469.95


                                               Current Period    Cumulative
                                              ----------------   ----------
    (vi)  Defaulted Receivables                    $126,998.99   $145,884.54
          Liquidation Proceeds                      $72,889.87    $87,969.87
                                                   ----------    ----------
          Aggregate Net Losses                      $54,109.12    $57,914.67


    (vii) Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
             Principal Portion                          $0.00
             Interest Portion                           $0.00

    (viii) Class A Interest Carryover Shortfall         $0.00
           Class B Interest Carryover Shortfall         $0.00
           Class A Principal Carryover Shortfall        $0.00
           Class B Principal Carryover Shortfall        $0.00

    (ix)  Reserve Account Balance (after giving
          effect to payments made on the
          Distribution Date)                   $12,819,603.61

    (x)   Specified Reserve Account Balance
          (after giving effect to payments made
          on the Distribution Date)            $14,546,338.80